                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant To Section 13 Or 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported)  DECEMBER 17, 1999

                        VISTA INFORMATION SOLUTIONS, INC.
           ----------------------------------------------------------
               (Exact name of registrant as specified in charter)


         DELAWARE                      0-20312                   41-1293754
      --------------                -------------            ------------------
(State or other jurisdiction   (Commission File Number)        (IRS Employer
of incorporation)                                            Identification No.)

5060 SHOREHAM PLACE, #300, SAN DIEGO, CA                   92122
--------------------------------------------------------------------------------
(Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code  (858) 450-6100
                                                    --------------

                                 NOT APPLICABLE
     ----------------------------------------------------------------------
          (Former name or former address, if changed since last report)



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ITEM 2.  Acquisition Or Disposition Of Assets

     On December 17, 1999, VISTA Information Solutions, Inc., a Delaware corporation ("VISTA"), through its subsidiaries, acquired certain of the assets and rights of the Data Management Services Division ("DMS") of Moore Corporation Ltd. and its subsidiary, Moore North America, Inc. (collectively "Moore") pursuant to the terms of an Agreement for Purchase and Sale of Assets (the "Agreement"). In addition to the assumption of certain liabilities, VISTA (through its subsidiaries) paid to Moore an aggregate of (i) 950,000 shares of common stock, par value $0.001 per share, of VISTA ("VISTA Common Stock"), (ii) a Secured Convertible Note in the principal amount of $18.7 million, and (iii) $20.0 million in cash. Moore retained the trade accounts receivables and lease receivables from U.S. obligors of the DMS business. VISTA has agreed to purchase on April 17, 2000 all of the remaining retained receivables which have not been collected by Moore for a purchase price of $7.5 million minus all amounts collected by Moore with respect to the retained receivables plus all costs of collection. If all of the retained receivables have been fully collected by Moore by April 17, 2000, VISTA will pay Moore any deficiency if the collections, less costs of collection, are less than $7.5 million and Moore will pay VISTA any excess if collections, less costs of collection, are more than $7.5 million.

     The Secured Convertible Note bears interest at the annual rate of 6.8%, with interest payable quarterly beginning March 1, 2000. VISTA is required to make mandatory principal payments on the Secured Convertible Note in the event of any Excess Cash Flow (as defined in the Secured Convertible Note) and, subject to limited exceptions, upon the issuance of equity or debt securities. All unpaid principal and interest on the Secured Convertible Note is due on December 17, 2001, subject to extension by Moore for one additional year. Up to $17.1 million of principal of the Secured Convertible Note may be converted to VISTA Common Stock at the rate of $5.44 per share, subject to adjustment in the event of future securities issuances. VISTA also entered into a Secured Working Capital Term Note with Moore, pursuant to which Moore agreed to loan VISTA the proceeds from the collection of DMS lease and accounts receivable retained by Moore, up to a maximum of $7.5 million. The Secured Working Capital Term Note bears interest at the prime rate plus 1% with interest payable monthly in arrears beginning February 1, 2000. VISTA has agreed to use its best efforts to obtain new working capital financing to replace the Secured Working Capital Term Note and, in any event, all amounts outstanding on this Secured Working Capital Term Note will be due on April 17, 2000. Payment of the Secured Working Capital Term Note and the Secured Convertible Note is secured by liens on all of the assets of VISTA and its subsidiaries.

     The value of the consideration paid by VISTA for the DMS assets was based on an arm's length negotiation between the parties after considering the perceived value of the DMS business and its assets, the liabilities of DMS that were assumed by the subsidiaries of VISTA, and the market value of the shares of VISTA Common Stock that were delivered at Closing or that were issuable upon conversion of the Convertible Promissory Note. Prior to this transaction, Moore did not have any material relationship with VISTA or its directors or officers.

     VISTA intends to continue operating the DMS business by providing products and services to the residential real estate industry and to consumers engaged in real estate related transactions, although integration with existing VISTA activities or planned initiatives, consolidation of facilities and dispositions of excess assets will likely take place over time.

     The funds VISTA used to make the cash payment resulted from a portion of the remaining proceeds from prior sales of equity securities which had been sold to raise capital to repay all bank indebtedness and provide working capital to VISTA.



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ITEM 7.  Financial Statements And Exhibits

         (a) Financial statements of business acquired. To be filed by amendment within 60 days of this report.

         (b) Pro forma financial information. To be filed by amendment within 60 days of this report.

         (c)      Exhibits.


Exhibit                    Description
-------                    -----------
Exhibit 2                  Agreement for Purchase and Sale of Assets made and
                           entered into on July 28, 1999 by and among VISTA
                           Information Solutions, Inc., VISTA DMS, Inc. and
                           Moore North America, Inc., as amended by the
                           amendment thereto dated December 17, 1999. Schedules,
                           exhibits and similar attachments to this Exhibit have
                           not been filed; upon request, VISTA will furnish
                           supplementally to the Commission a copy of any
                           omitted schedule.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 VISTA INFORMATION SOLUTIONS, INC.


Date:  December 30, 1999         By: /s/ E. Stevens Hamilton
                                     ------------------------------------------
                                     E. Stevens Hamilton
                                     Vice President, Mergers & Acquisitions and
                                     Secretary



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                                INDEX OF EXHIBITS



Exhibit                    Description
-------                    -----------
Exhibit 2                  Agreement for Purchase and Sale of Assets made and
                           entered into on July 28, 1999 by and among VISTA
                           Information Solutions, Inc., VISTA DMS, Inc. and
                           Moore North America, Inc., as amended by the
                           amendment thereto dated December 17, 1999. Schedules,
                           exhibits and similar attachments to this Exhibit have
                           not been filed; upon request, VISTA will furnish
                           supplementally to the Commission a copy of any
                           omitted schedule.




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